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                                                                 Exhibit 3(i)(a)

                         CERTIFICATE OF VOTING POWERS,
                         DESIGNATIONS, PREFERENCES AND
                       RELATIVE, PARTICIPATING, OPTIONAL
                            OR OTHER RIGHTS, AND THE
                         QUALIFICATIONS, LIMITATIONS OR
                          RESTRICTIONS THEREOF, OF THE
                      SERIES B REDEEMABLE PREFERRED STOCK

                                       OF

                        ALLIN COMMUNICATIONS CORPORATION


                 _____________________________________________

     Allin Communications Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation on August 6, 1998.

     RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors hereby creates, from the shares of Preferred Stock (the "Preferred Stock") of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock designated Series B Redeemable Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series as follows:

     1.   Designation.  Five thousand (5,000) shares of the Preferred Stock are
          -----------
hereby designated Series B Redeemable Preferred Stock with a par value of $.01 per share (the "Series B Preferred Stock").

     2.   Rank.  The Series B Preferred Stock shall rank senior to the Common
          ----
Stock and the Series A Convertible Redeemable Preferred Stock.

     3.   Dividends.
          ---------

          (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, when and as declared out of funds legally available for the payment of dividends by the Board of Directors, cash dividends on each share of the Series B Preferred Stock (referred to as a "Share") at a rate per annum of 6% of the Liquidation Value thereof, from
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and including the date of issuance of such Share to and including the date on which the Redemption Price of such Share is paid.

          Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears on each October 31, January 31, April 30 and July 31 (hereinafter referred to as "Dividend Payment Dates"). To the extent that dividends are not paid on a particular Dividend Payment Date, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

          (b) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend in common stock or in any other class of stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) or make any other distribution on any class of stock of the Corporation ranking junior to the Series B Preferred Stock either as to dividends or upon liquidation (collectively, "Junior Securities") and will not redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of any Junior Securities (in any such case, a "Junior Payment"), unless all dividends on the Series B Preferred Stock for the Dividend Payment Date immediately prior to or concurrent with the payment with respect to any such dividend, distribution, redemption, purchase or acquisition as to such Junior Securities shall have been paid, or declared and a sum sufficient for the payment thereof set aside by the Corporation separate and apart from its other funds.

     4.   Liquidation.
          -----------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series B Preferred Stock shall be entitled to receive payment of $1,000 per share (the "Liquidation Value") held by them, plus an amount equal to all dividends accrued and compounded and unpaid on such shares to the date of such payment.

          (b) If upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series B Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series B Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital

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stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

     5.   Redemption.
          ----------

          (a) Mandatory Redemption at December 31, 1998.  In the event that the
              -----------------------------------------
holders of the Corporation's common stock have not approved the issuance of common stock pursuant to the conversion rights set forth in paragraph 7 hereof on or before December 31, 1998, the Corporation shall redeem all outstanding shares of Series B Preferred Stock (subject to the legal availability of funds therefor) on or before December 31, 1998.

          (b) Mandatory Redemption after Five Years.  In the event that the
              -------------------------------------
holders of the Corporation's common stock have approved the issuance of common stock pursuant to the conversion rights set forth in paragraph 7 hereof on or before December 31, 1998, the Corporation shall redeem all outstanding shares of Series B Preferred Stock (subject to the legal availability of funds therefor) on or before the fifth anniversary of the date of original issuance of the Series B Preferred Stock (the "Maturity Redemption Date").

          (c) Mandatory Redemption upon Sale of Assets.  In the event that the
              ----------------------------------------
Corporation consummates an Asset Sale prior to the Maturity Redemption Date, at the option of the holders of the Series B Preferred Stock, the Corporation shall redeem all outstanding shares of Series B Preferred Stock (subject to the legal availability of funds therefor) on or before the date which is five (5) business days following consummation of the Asset Sale. For purposes of this paragraph "Asset Sale" shall mean any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "Transfer") by the Corporation or its subsidiaries, directly or indirectly, in one or a series of related transactions, to any person other than the Corporation or any of its subsidiaries, which Transfer results in net proceeds to the Corporation and its subsidiaries in an aggregate amount sufficient to repay all then outstanding debt of the Corporation and its subsidiaries and to pay the Redemption Price.

          (d) Redemption Price.  The redemption price for shares of Series B
              ----------------
Preferred Stock shall be One Thousand Dollars ($1,000) per Share, plus an amount equal to all accrued and compounded and unpaid dividends to the date of redemption (the "Redemption Price").

          (e) Redemption Procedure.  Unless default is made in the payment of
              --------------------
the Redemption Price, all rights of the holders of such Shares as stockholders of the Corporation by reason of the ownership of the respective Shares shall cease at the close of business on the Redemption Date ("Redemption Date"), except the right to receive payment in full of the Redemption Price of such Shares on presentation and surrender of the certificate or certificates for such Shares, and after the Redemption Date such Shares shall not be deemed to be outstanding. In case less than all the Shares represented by any such certificate are

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redeemed, a new certificate shall be issued representing the unredeemed Shares without cost to the holder thereof.

          At its option, the Corporation may, on or prior to the Redemption Date, deposit an amount equal to the aggregate Redemption Price of the Shares of the Series B Preferred Stock to be redeemed with a bank or trust company (the "Depositary"), having its principal office in the City of Pittsburgh, Commonwealth of Pennsylvania, and designated by the Board of Directors, to be held in trust by the Depositary, for the sole benefit of the holders of the Series B Preferred Stock, for payment to the holders of such Shares then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Shares of the Series B Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of the next paragraph of this Section) from its obligation to make payment of the Redemption Price of the Shares of Series B Preferred Stock to be redeemed, and the holders of such Shares shall look only to the Depositary for such payment.

          Any funds deposited with the Depositary as aforesaid with respect to payment of the Redemption Price of Shares of the Series B Preferred Stock remaining unclaimed at the end of five (5) years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; and thereafter the holders of Shares of the Series B Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it by the Depositary from time to time on demand.

          On or after the Redemption Date, the holders of Shares of Series B Preferred Stock which have been redeemed shall surrender their certificates representing such Shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such Shares shall be paid to the order of the holder of record of the Shares represented by such certificate or certificates and each surrendered certificate shall be cancelled, and such Shares shall be retired and shall not be reissued.

     6.   Voting.  Except as otherwise provided by the Delaware General
          ------
Corporation Law and in this Section, the holders of Series B Preferred Stock shall have no voting rights whatsoever. Without the consent of the holders of at least a majority of the number of shares of Series B Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series B Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor the Certificate of Designation relating to the Series B Preferred Stock shall be changed, nor shall the Board of Directors take any action, so as to affect adversely the rights and preferences of the Series B Preferred Stock as set forth herein.

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     7.   Conversion.
          ----------

          (a) Conversion Rights.  Upon approval by the holders of the
              -----------------
Corporation's common stock of the issuance of shares of common stock in accordance with this paragraph 7, each holder of the Series B Preferred Stock will have the right to convert all or a portion of its Shares of Series B Preferred Stock into common stock of the Corporation in accordance with this paragraph 7 at any time prior to the Redemption Date. Until and including the first anniversary of the original issuance of shares of Series B Preferred Stock, each share of Series B Preferred Stock held by each holder may be converted into the number of common shares, rounded to the ninth decimal place, determined by (i) dividing 1,000 by 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the trading date immediately preceding the date of original issuance of shares of Series B Preferred Stock, or (ii) if it results in a greater number of shares of common stock, dividing 1,000 by the greater of (A) 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the trading date prior to the date of the conversion or
(B) $2.00. After the first anniversary of the original issuance of shares of Series B Preferred Stock, each share of Series B Preferred Stock held by each holder may be converted into the number of common shares, rounded to the ninth decimal place, determined by (i) dividing 1,000 by 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the trading date immediately preceding the date of original issuance of shares of Series B Preferred Stock, or (ii) if it results in a greater number of shares of common stock, dividing 1,000 by the closing price of the common stock as reported by The Nasdaq Stock Market on the first trading date following the first anniversary of the original issuance of shares of Series B Preferred Stock. Holders of the Series B Preferred Stock who exercise the foregoing conversion right shall have the right to receive any accrued, but unpaid dividends. No fractional shares of common stock shall be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of common stock. Any shares of Series B Preferred Stock which are not converted to common stock will remain outstanding until so converted or until redeemed by the Corporation. In the event that the number of shares of outstanding common stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series B Preferred Stock are outstanding, the number of shares of common stock that may be acquired upon conversion of such outstanding Series B Preferred Stock in accordance with the foregoing shall be proportionately adjusted.

          (b) Conversion Procedures.  Any holder of Series B Preferred Stock
              ---------------------
wishing to exercise the foregoing conversion right shall give written notice thereof to the Corporation (the "Conversion Notice"). Upon receipt of the Conversion Notice, the Corporation shall set a date for the conversion of the Series B Preferred Stock, which date shall be not more than thirty (30) days from the date of the Conversion Notice (the "Conversion Date"). All rights of a holder of the Series B Preferred Stock as a preferred stockholder of the Corporation by reason of the ownership of Series B Preferred Shares being converted shall cease at the close of business on the Conversion Date, except the right to receive, on presentation and surrender of the certificate or certificates for the Series B Preferred Stock being converted, the shares of common stock into which the Series B

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Preferred Stock is converted and cash payments, if any, in lieu of fractional shares, as provided for in the preceding paragraph of this Section, and after the Conversion Date such Shares shall not be deemed to be outstanding. From and after the Conversion Date, the holders of the converted Series B Preferred Stock shall have the rights of common stockholders, including the right to one vote for each share of common stock held by such holder or that such holder is entitled to receive upon presentation and surrender of certificates for shares of Series B Preferred Stock as provided for in the preceding sentence, but such holders shall have no rights as preferred stockholders with respect to shares of Series B Preferred Stock converted, including without limitation, the redemption rights described in paragraph 5 hereof.

ATTEST:                           ALLIN COMMUNICATIONS CORPORATION


   /s/ Dean C. Praskach           By:  /s/ Richard W. Talarico
 ----------------------                ----------------------------------------
                                  Name Printed:  Richard W. Talarico
                                                 ------------------------------
                                  Title: Chairman and Chief Executive Officer
                                         --------------------------------------

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